EXHIBIT 1
                                         ALLTEL CORPORATION
                                      (a Delaware corporation)

                                   Offering of up to $250,000,000

                                           DEBT SECURITIES


                               UNDERWRITING AGREEMENT BASIC PROVISIONS


        ALLTEL Corporation (the "Company") proposes to issue and sell up to $250,000,000 aggregate principal amount of its debt securities under an Indenture dated as of January 1, 1987 by and between the Company and Society National Bank, as Trustee, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture by and between the Trustee and the Company dated as of March 1, 1991, a Fifth Supplemental Indenture, dated October
15, 1993 and a Sixth Supplemental Indenture, dated April 1, 1994 (collectively, the "Indenture").

        This is to confirm the arrangements with respect to the purchase of debt securities from the Company by the Representatives and the several Underwriters listed in the applicable terms agreement entered into between the Representatives and the Company of which these Basic Provisions are Annex A thereto (the "Terms Agreement"). The Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement" and the debt securities subject to the Terms Agreement are herein referred to as the "Securities." Terms defined in the Terms Agreement are used herein as therein defined. If the Securities are to be purchased by an underwriting syndicate, the term "Representatives" as used herein shall mean the representatives of the members of the underwriting syndicate, and the term "Underwriters" shall mean all the members of the underwriting syndicate, including the Representatives. If the Securities are being purchased by one or more underwriters and not by an underwriting syndicate, the terms "Representatives" and "Underwriters" shall mean such underwriters. The terms "Underwriters" and "Representatives" shall be interpreted in the singular or plural, as appropriate in the context of the Terms Agreement.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 in respect of the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as so amended, and the prospectus constituting a part thereof (including, in each case, all documents incorporated therein by reference) as they are from time to time amended or supplemented by the filing of documents pursuant to the Securities Act (including the Prospectus Supplement, as defined below) or the Securities Exchange Act of 1934, as amended (the "1934 Act")), are hereinafter called the "Registration Statement" and the "Prospectus," respectively.

                                                 18
        Section 1. Representations and Warranties of the Company. The Company represents and warrants to the Representatives and each other Underwriter named in the Terms Agreement as of the date thereof (the "Representation Date") that:

                (a) At the time the Registration Statement became effective and as of the Representation Date, the Registration Statement and the Prospectus complied with the provisions of the Securities Act, the Trust Indenture Act of 1939 (the "1939 Act") and the rules and regulations of the Commission thereunder (the "Regulations"), and the Indenture was qualified under the 1939 Act. At the time the Registration Statement became effective and as of the Representation Date, the Registration Statement did not, and will not during the period specified in Section 3(b), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the Representation Date, did not, and will not during the period specified in Section 3(b), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or the Prospectus.

                (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply at all times during the period specified in Section 3(b) in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Representation Date, did not, and will not during the period specified in Section 3(b), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (c) The accountants who certified or who will certify the financial statements included in the Registration Statement are, or will be, with respect to the Company and its subsidiaries, independent public accountants as required by the Securities Act and the Regulations.

             (d) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                (e) Neither the Company nor any subsidiary has a contingent liability which is material to the Company and its subsidiaries considered as one enterprise and which is not disclosed in the Registration Statement and Prospectus.

                                                 19
                (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as may otherwise be stated therein: (i) there has not been any material adverse change, nor does the Company have reason to believe that any material adverse change will occur, in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business, properties, operations, income or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
(ii) neither the Company nor any of its subsidiaries has entered into a transaction, other than transactions in the ordinary course of business, which is material in relation to the Company and its subsidiaries considered as one enterprise, (iii) there has not been any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, other than normal cash dividends, (iv) neither the Company nor any subsidiary has incurred any liabilities or obligations (direct or contingent) which are material to the Company and its subsidiaries considered as one enterprise, except in the ordinary course of business, (v) there has not been any change in the capital stock (other than by reason of the exercise of stock options outstanding at the latest date as of which information is given in the Registration Statement or the Prospectus, the conversion of preferred stock or debentures outstanding at the latest date as of which information is given in the Registration Statement or the Prospectus, the issuance of shares pursuant to the Company's employee stock purchase plan or employee stock ownership plan), any material increase in the short-term indebtedness of the Company and its subsidiaries or any increase in the long-term indebtedness of the Company and its subsidiaries considered as one enterprise (other than indebtedness incurred periodically pursuant to the Company's $500,000,000 revolving credit agreement or pursuant to a loan program administered by the Rural Electrification Administration),
(vi) no action, suit or proceeding, at law or in equity, is pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, and no proceedings are pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before or by any governmental commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the consummation of this Agreement or the business, properties, operations, financial condition, income or business prospects of the Company and its subsidiaries considered as one enterprise, (vii) neither the Company nor any of its subsidiaries has sustained a loss of, or damage to, its properties (whether or not insured) which would materially adversely affect the business, operations, financial condition, income or business prospects of the Company and its subsidiaries considered as one enterprise, and (viii) no labor disturbance by the employees of the Company or any of its subsidiaries has arisen or been threatened which might materially adversely affect the business, operations, financial condition, income or business prospects of the Company and its subsidiaries considered as one enterprise.

                (g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, to issue and sell the Securities and to enter into and perform this Agreement; each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power to own, lease and operate its properties and conduct its

                                                 20
 business as described in the Registration Statement; the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each of the jurisdictions in which the conduct of its business or the ownership, leasing or operation of its properties or the existence of an office requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise; each subsidiary of the Company has municipal consents or franchises, free from unduly burdensome restrictions which, together with its corporate powers, are adequate to enable it to carry on its operations in the territory served by the subsidiary; and all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and the stock of such subsidiaries owned by the Company is free and clear of any mortgages, pledges, liens, encumbrances, claims or equities whatsoever (other than pledges of stock of subsidiaries securing acquisition indebtedness not in excess of $2,000,000).

                (h) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles.

                (i) The Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to their issuance) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and will be entitled to the benefits provided by the Indenture.

                (j) The Company is not in violation of its certificate of incorporation or bylaws, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound, or in violation of any material statute, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, and the compliance with the terms of this Agreement and the Indenture, the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated will not violate the certificate of incorporation or code of regulations or bylaws of the Company or any of its subsidiaries or conflict with or result in a breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement, lease, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any

                                                 21
        of them or any of their properties may be bound or violate any statute, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

                (k) No approval of any court, governmental agency or public regulatory body is necessary in connection with the issue and sale of the Securities, except such as may be required under state or federal securities or "blue sky" laws and such as have already been received.

                (l) There is no contract or document required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

                (m) The Company or a subsidiary has good title to all of the properties and assets reflected in the consolidated balance sheet of the Company included in the Registration Statement, except properties and assets sold or otherwise disposed of in the ordinary course of business after such date, subject to no mortgages, liens, charges or encumbrances of any nature whatsoever other than as disclosed in the Registration Statement (other than minor defects and encumbrances customarily found in the case of properties of like size and character which do not impair the use of such properties by the Company or its subsidiaries).

        Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        Section 2. Purchase and Sale. The obligation of the Underwriters to purchase, and the Company to sell, the Securities is evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Securities, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 11 hereof) and the principal amount of Securities which each severally has agreed to purchase, the purchase price to be paid by the Underwriters, the initial public offering price, if any, of the Securities and any terms of the Securities not already specified in the Indenture
(including, but not limited to, designation, denominations, current ratings, interest rates and payment dates, maturity and redemption provisions and sinking fund requirements).

        Payment of the purchase price for the Securities to be purchased by the Underwriters shall be made, against delivery of the Securities through the facilities of the Depository Trust Company, at the offices of Stephens Inc., Little Rock, Arkansas, at 9:00 a.m., Little Rock time, on the fifth business day following the date of the Terms Agreement or at such other place, time and date as the Representatives and the Company may agree upon. (The date designated for the payment of the purchase price and the delivery of the Securities is referred to herein as the "Closing Date"). Payment for the Securities shall be by federal wire transfer in same-day funds. The Securities shall be delivered to the Underwriters registered in such names and in such authorized denominations as the Representatives shall specify in writing not later than 8:00 a.m., Little Rock time, on the second business day before the Closing Date. For the purpose of expediting the checking of the Securities by the Representatives, the Company agrees to make

                                                 22
 the Securities available to the Representatives not later than 12:00 noon, Little Rock time, on the business day before the Closing Date at such location as you may reasonably request.

        Section 3.  Covenants of the Company.  The Company agrees that:

                (a) Immediately following the execution of the Terms Agreement, the Company will prepare a supplement to the Prospectus (the "Prospectus Supplement") setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters, if any, acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representatives shall reasonably request.

                (b) If at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities any event shall occur as a result of which it is necessary to further amend or supplement the Prospectus so that it does not contain an untrue statement of material fact, or does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or, if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the Regulations, the Company will promptly notify each Underwriter and prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary in order to make the Prospectus not misleading or cause the Registration Statement to comply with such requirements; provided that no such amendment or supplement will be filed with the Commission without the prior consent of the Representatives.

                (c) During the period specified in Section 3(b), the Company will notify each Underwriter immediately and confirm the notice in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of the transmission, mailing or other delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request, written or oral, by the Commission or any state securities regulatory authority for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission or any state securities regulatory authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission or any state securities regulatory authority of any stop order during the period specified in

                                                 23
Section 3(b) and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

                (d) The Company will deliver to each Underwriter and to counsel for the Underwriters, as soon as available, one signed copy of the registration statement as originally filed and one signed copy of all amendments thereto filed during the period specified in Section 3(b)
(in each case including all exhibits and other documents filed therewith or incorporated by reference therein).

                (e) During the period specified in Section 3(b), the Company will deliver to the Underwriters, in accordance with the Representatives' instructions, as many copies of the Prospectus as the Underwriters may reasonably request.

                (f) The Company, during the period specified in Section 3(b), will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act; provided that such documents must be satisfactory to counsel for the Underwriters.

                (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of 12 months commencing not later than the first day of the calendar quarter following the effective date of the Registration Statement.

                (h) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified In each jurisdiction in which Securities have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws thereof.

                (i) Between the date of the Terms Agreement and the Closing Date, the Company will not, without the prior consent of the Representatives, offer or sell, or enter into any agreement to sell, any debt securities of the Company having an original maturity of one year or more.

        Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including expenses in connection with (i) the preparation, printing and filing of the Registration Statement and Prospectus and the printing of this Agreement, the Securities and the Indenture, (ii) the issuance and delivery of the Securities to the Underwriters, including transfer agents' and registrars' fees, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum, (v) the printing and delivery to


                                                 24
the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement and any amendments thereto and of the Prospectus and any amendments or supplements thereto and (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum to be prepared by counsel for the Underwriters.

        If this Agreement is cancelled by the Underwriters in accordance with the provisions of Section 5 or by the Company in accordance with the provisions of Section 6 or is terminated by the Underwriters in accordance with the provisions of Section 10(b)(i) or is terminated by the Company in accordance with the provisions of Section 10(a), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        Section 5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase and pay for Securities on the Closing Date are subject to the accuracy, as of the date of the Agreement and as of the Closing Date, of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to the following conditions:

                (a) At the Closing Date (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities or preferred stock of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                (b)   At the Closing Date, the Underwriters shall have received:

                   (1) The favorable opinion of Ivester, Skinner & Camp, counsel for the Company, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct the business in which it is engaged, to own, lease and operate the properties used by it in such business, to issue and sell the Securities and to enter into and perform this Agreement;

                        (ii) this Agreement has been duly authorized by, and duly executed and delivered on behalf of, the Company;

                        (iii) the Indenture has been duly authorized by, and duly executed and delivered on behalf of, the Company, and constitutes the valid and

                                                 25
                        binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles;

                        (iv) the Securities are in the form authorized in the Indenture; the Securities have been duly authorized by all necessary corporate action and, when the Securities have been executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles, and the holders of the Securities will be entitled to the benefits of the Indenture;

                        (v) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement;

                        (vi)    the Indenture is qualified under the 1939 Act;

                        (vii) no approval, authorization, consent or order of, or registration or filing with, any court, governmental agency or other public board or body is legally required for the issuance and sale of the Securities by the Company or the performance of this Agreement by the Company, except such as may be required under State or federal securities or "blue sky" laws and such as have already been received;

                        (viii) the Registration Statement is effective under the Securities Act, and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened under Section 8(d) of the Securities Act;

                        (ix) at the time the Registration Statement became effective and as of the date of the Terms Agreement, the Company satisfied the requirements under the Securities Act for use of a Registration Statement on Form S-3, the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the 1939 Act and the Regulations regarding registration statements on Form S-3 and related prospectuses, and nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, at the time of the most recent filing), and as of the date of the Terms Agreement, contained an untrue statement of a material

                                                 26
                        fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of the Terms Agreement and at the Closing Date, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (x) to the best of their knowledge, there are no contracts, instruments or documents of a character required to be described in the Registration Statement or to be filed as exhibits thereto other than those described or filed;

                        (xi) to the best of their knowledge, there are no legal or governmental proceedings pending or threatened of a character which should be disclosed in the Registration Statement;

                        (xii) the statements in the Prospectus under the caption "Description of Securities" have been prepared or reviewed by them, are correct and fairly present the information required to be set forth with respect to the Securities;

                        (xiii) to the best of their knowledge, each of the Company's subsidiaries has municipal consents or franchises free from unduly burdensome restrictions which, together with its corporate or charter powers, are adequate to enable it to carry on its operations in the territory served by such subsidiary; and

                        (xiv) neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound.

                (2) The favorable opinion of Kutak Rock, counsel for the Underwriters, dated the Closing Date, with respect to such matters as requested by the Underwriters. As to matters of Delaware law, Kutak Rock may rely upon the opinion of Ivester, Skinner & Camp.

                (3) A certificate signed by any two of the Chairman and Chief Executive Officer, the President, a Senior Vice President or the Controller of the Company, dated the Closing Date, to the effect that (i) they have carefully read the Registration Statement; (ii) as of the date of the Terms Agreement, the Registration Statement and the Prospectus did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) since the effective

                                                 27
                date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus but which has not been set forth; and (iv) at the Closing Date, the representations and warranties set forth in Section 1 of the Agreement are true and correct.

                (c) The Underwriters shall have received from Arthur Andersen & Co., a letter, dated as of the Closing Date in form and substance satisfactory to the Underwriters, to the effect that:

                        (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Regulations and are in compliance with the requirements for the qualification of accountants under Rule 2.01 of Regulation S-X of the Regulations;

                        (ii) in their opinion, the audited financial statements and supplemental schedules set forth in the most recent annual report on Form 10-K filed by the Company pursuant to Section 13 of the 1934 Act and covered by their opinion in such annual report on Form 10-K included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations; and

                        (iii) they confirm, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus, as of a date not more than five days prior to the date of such letter), their conclusions and findings with respect to the financial information and other matters covered by its letter delivered to you and dated as of the date of this Agreement.

                (d) At the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

        If any of the conditions specified in this Section shall not have been fulfilled when as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be cancelled by the Underwriters by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to this Agreement to any other party to this Agreement except as otherwise provided in this Agreement.

            Section 6. Conditions of Company's Obligation. The obligation of the Company to issue and sell the Securities at the Closing Date is subject to the condition that on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened.

                                                 28
            Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act, as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

                (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Underwriters) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

        (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be

                                                 29
        liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        Section 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although it is applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Underwriters in respect of such offering in such proportions that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus Supplement relating to the Securities bears to the public offering price appearing thereon and the Company shall be responsible for the balance; provided, however, that no such person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

        Section 9. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person of an Underwriter, or by or on behalf of the Company, and shall survive delivery of any of the Securities to the Underwriters.

        Section 10. Termination of Agreement. (a) The Representatives, by notice to the Company, or the Company, by notice to the Representatives, may terminate this Agreement without cause at any time prior to the time the Securities are released by the Underwriters for sale.

        (b) The Underwriters shall also have the right to terminate this Agreement by notice to the Company at any time at or prior to the Closing Date (i) if there shall have been, since the respective dates as of which information is given in the Registration Statement and Prospectus, any material adverse change in the consolidated condition of the Company, financial or otherwise, except as referred to in the Registration Statement and Prospectus, (ii) if there shall have occurred any outbreak of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States shall be such as, in the Representatives' judgment, makes it impracticable for the Underwriters to sell the Securities,
(iii) if trading in the Common Stock of the Company on the New York Stock Exchange shall have been suspended or if trading generally on the New York or American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices of securities shall have been required on the New York or American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction

                                                 30
or (iv) if a banking moratorium shall have been declared by either federal or New York authorities.

        (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as otherwise provided in this Agreement.

        Section 11. Default. If any Underwriter shall fail at the Closing Date to purchase the Securities which it is obligated to purchase hereunder (the "Defaulted Securities"), the Representatives (or the Representative not in default if the default is by a Representative) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the Underwriters not in default to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the Representatives (or the Representatives not in default if the default is by a Representative) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the Company or any Underwriter not in default, except as otherwise provided in Section 4.

        Nothing in this Section and no action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        In the event of a default by an Underwriter as set forth in this Section, either the Representatives or the Company shall have the right to postpone the Closing Date for a period of not exceeding five business days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

        Section 12. Notices. Except as otherwise specifically provided herein, all communications hereunder shall be in writing or by telegram and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201,
Attention: Mr. Michael Smith; if to the Company, shall be mailed or delivered to it at One Allied Drive, Little Rock, Arkansas 72202, Attention:
Mr. Max E. Bobbitt.

        Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the directors and officers referred to in Sections
8 and 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

        Section 14. Governing Law. This Agreement shall be governed by the internal laws of the State of Arkansas.

                                                 31
                                         ALLTEL CORPORATION
                                      (a Delaware corporation)

                                           DEBT SECURITIES

                                           TERMS AGREEMENT


                                   Dated: March   , 1994

ALLTEL Corporation
One Allied Drive
Little Rock, AR  72202

        We, the underwriters named below (the "Underwriters"), understand that ALLTEL Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its unsecured debt securities due April 1, 2004 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, and based upon the representations and warranties incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective principal amounts of Securities set forth below opposite their respective names at the purchase price set forth below.

                                                         Principal Amount
        Underwriter                                         of Securities

        Stephens Inc.                                       $125,000,000
        Merrill Lynch & Co.                                  125,000,000

        Total .......................                       $250,000,000

        The Securities shall have the terms described in the Preliminary
Prospectus Supplement with respect to the Securities dated March   , 1994
and the following additional terms:

        Interest rate:                                          [    ]%

        Initial public
        offering price:                                      % ($            )

        Purchase Price:                                      % ($            )

        Redemption Price:                               100%

        All the provisions contained in the document attached as Annex A hereto entitled "ALLTEL Corporation - Underwriting Agreement Basic Provisions" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                                                 32
        Please accept this offer no later than 9:00 a.m. (Little Rock, Arkansas
time) on March   , 1994 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                Very truly yours,

                                STEPHENS INC.
                                MERRILL LYNCH & CO.
                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED


                                By Stephens Inc.


                               By
                              Title

Accepted:

ALLTEL Corporation


By
Title


                                                 33
                                                II-20